UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
 (Date of earliest event reported)
June 9, 2010

GLOBAL GREEN SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51198
(State or other jurisdiction of incorporation)	(Commission File No.)

789 West Pender Street, Suite 1010
Vancouver, British Columbia
Canada   V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01	REGULATION FD DISCLOSURE

Global Greensteam LLC, a subsidiary of Global Green Solutions Inc., has completed construction of its first Greensteam system, a demonstration project near Bakersfield, California. Greensteam is a highly efficient combustion process designed to produce renewable energy from biomass with minimal air pollution. The demonstration project’s objective is to generate renewable steam energy for Aera Energy LLC, one of California’s largest oil and gas producers. The project is located at Aera’s Belridge oil field.

The demonstration project is entering the testing phase to prove Greensteam’s capability to economically and efficiently generate oilfield quality steam with ultra-low air emissions. Performance testing requirements as specified by Aera, and air emissions testing requirements as specified by the San Joaquin Valley Air Pollution Control District are scheduled to be complete by the end of the year.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	99.1	Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of June, 2010.

GLOBAL GREEN SOLUTIONS INC.

BY:	“Elden Schorn”
Elden Schorn
Director